Exhibit 10.2

AGREEMENT

This AGREEMENT (this “Agreement”) is made as of November 1, 2021, by and between Sirius XM Holdings Inc., a Delaware corporation (“Sirius”), and Liberty Media Corporation, a Delaware corporation (“Liberty”) (each, a “Party” and together, the “Parties”).

WHEREAS, Liberty beneficially owns, directly or indirectly, approximately 79% of the issued and outstanding shares of common stock of Sirius;

WHEREAS, the board of directors of Sirius has established a Special Committee with certain powers and authority to, among other things, review, evaluate, negotiate and recommend to the board of directors of Sirius any action, transaction or arrangement between Sirius and Liberty (the “Special Committee”);

WHEREAS, the Special Committee has recommended that Sirius enter into this Agreement; and

WHEREAS, the Parties desire to enter into this Agreement in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, the Parties hereby agree as follows:

Section 1.      Short-Form Merger Activity. Liberty agrees (and agrees to cause any of its controlled affiliates owning common stock of Sirius) not to effect any merger of Sirius pursuant to Section 253 of the General Corporation Law of the State of Delaware (or any successor to such statute) without obtaining the prior approval of the Special Committee (or any successor special committee of independent and disinterested directors of Sirius (a “Successor Special Committee”)).

Section 2.      Special Committee. All rights of Sirius under this Agreement shall be exercised or waived by Sirius solely at the direction of the Special Committee (or any Successor Special Committee).

Section 3.      Amendment; Waiver. This Agreement may not be amended other than in an instrument in writing signed by both of the Parties. Either Party may waive compliance with any of the other Party’s agreements contained herein if set forth in an instrument in writing signed by both of the Parties.

Section 4.      Assignment. This Agreement shall not be assigned by any Party without the prior written consent of the other Party.

Section 5.      Governing Law; Venue; Waiver of Jury Trial. This Agreement, and all claims, controversies and causes of action arising out of or relating to this Agreement (whether sounding in statute, contract or tort), shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of the applicable law of any other jurisdiction. Any legal action, suit or proceeding arising out of or relating to this Agreement may only be instituted in the United States District Court for the District of Delaware or the Court of Chancery of Delaware in the State of Delaware, and each Party waives any objection that such Party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT.

Section 6.      Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 7.      Counterparts. This Agreement may be executed and delivered electronically (including by .pdf file) and in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same original instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Sirius XM Holdings Inc.

By:		/s/ Patrick Donnelly
	Name:	Patrick Donnelly
	Title:	Executive Vice President, General Counsel and Secretary

Liberty Media Corporation

By:	/s/ Renee L. Wilm
Name: Renee L. Wilm
Title: Chief Legal Officer and Chief Administrative Officer

[Signature Page to Short-Form Merger Activity Agreement]